UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2011

THE LUBRIZOL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-5263	34-0367600
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio		44092-2298
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 943-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 16, 2011, The Lubrizol Corporation, an Ohio corporation (the “Company”), completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of March 13, 2011 (as amended by the Amendment thereto, dated as of June 9, 2011, the “Merger Agreement”) by and among Berkshire Hathaway Inc., a Delaware corporation (“Parent”), Ohio Merger Sub, Inc., an Ohio corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

A copy of the joint press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing description of the Merger Agreement does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 and Exhibit 2.2 hereto, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2011, following the closing of the Merger, the Company entered into a series of intercompany loan notes in an aggregate principal amount of approximately $5.9 billion. Each loan note bears interest at 7.5% annually, with semi-annual interest payments, and matures on September 19, 2021. In connection with this increased indebtedness, Parent issued a guarantee of all of the Company’s payment obligations to its existing debt security holders and to Wells Fargo Bank, National Association, as trustee of the Company’s indentures.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2011, in connection with completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that trading in Company common stock should be suspended and listing of Company common stock on the NYSE should be removed. On September 19, 2011, the NYSE filed with the SEC an application on Form 25 to delist and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company with respect to the Company’s common stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

Under the terms of the Merger Agreement, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (other than shares held (i) in the treasury of the Company, (ii) by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, or (iii) by shareholders who have properly exercised and perfected their rights as dissenting shareholders), subject to certain exceptions described in the Merger Agreement, was converted into the right to receive $135.00 in cash, without interest. All outstanding options to purchase shares of Company common stock issued under the Company’s equity based compensation plans, whether vested or unvested, were cancelled and converted into the right to receive a cash payment equal to the excess, if any, of $135.00 over the applicable exercise price of the option. Outstanding equity awards granted under international equity plans, whether vested or unvested, were cancelled and settled in cash in accordance with the terms of the applicable plans. Outstanding performance share units were cancelled in exchange for the right to receive a cash payment equal to $135.00 multiplied by a number of shares of Company common stock determined under the applicable equity plan based on performance as of the closing. Outstanding time-based vesting restricted share units were cancelled in exchange for the right to receive a cash payment equal to $135.00 multiplied by the number of shares of common stock underlying the restricted share units. Account balances, whether vested or unvested, under any employee benefit plan that provides for the deferral of compensation and represents amounts notionally invested in a number of shares of Company common stock were cancelled in exchange for the right to receive a cash payment equal to the number of such notionally invested shares multiplied by $135.00.

The foregoing description of the rights of holders of Company common stock under the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 and Exhibit 2.2 hereto and incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

A change of control of the Company occurred on September 16, 2011, upon the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, at which time Merger Sub merged with and into the Company. As a result, the Company became a wholly owned subsidiary of Parent, with Parent owning 100% of the Company’s common stock.

The aggregate consideration paid in connection with the Merger was approximately $9.7 billion, which consideration was funded from cash on hand.

The information set forth in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the Merger, the following members of the Company’s board of directors resigned at the effective time of the Merger:

Robert E. Abernathy

Edward P. Campbell

Forest J. Farmer, Sr.

Michael J. Graff

Gordon D. Harnett

Dominic J. Pileggi

N. Mohan Reddy

James E. Sweetnam

Harriett Tee Taggart

Phillip C. Widman

In addition, at the effective time of the Merger, the Company’s Senior Vice President and Chief Financial Officer, Charles P. Cooley, retired from these positions.

(c) As the Company reported on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 20, 2011, Brian A. Valentine was elected Chief Financial Officer, effective upon Mr. Cooley’s retirement.

In addition, the Company’s board of directors elected Michael L. Kuta, 37, to assume the duties of Corporate Controller, effective upon the closing of the Merger. Mr. Kuta has held several positions with the Company since January 2007, most recently serving as the Finance Manager, TempRite® Engineered Polymers since September 2009. Previously, Mr. Kuta was Manager, Treasury and Capital Markets (August 2008 - September 2009) and Manager of External Financial Reporting (January 2007 - August 2008). Prior to joining the Company, Mr. Kuta served as Supervisor, Financial Reporting, for Lincoln Electric Corporation, a major manufacturer of welding equipment.

Mr. Kuta will be eligible to participate in the same compensatory plans as the Company’s other officers, including those described in the Company’s proxy statement dated March 17, 2010.

(d) Following the resignations of the directors listed above, James L. Hambrick, Warren E. Buffett and Marc D. Hamburg were elected to the board of directors of the Company.

(e) In connection with the Merger and the change in control of the Company, each of James L. Hambrick, Brian A. Valentine and Daniel L. Sheets agreed to waive any rights or benefits under the employment agreements that they have with the Company, and these employment agreements were terminated.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Upon the effective time of the Merger, pursuant to the Merger Agreement, the Company’s articles of incorporation and regulations were amended in their entirety to be identical to the articles of incorporation and regulations of Merger Sub. Copies of the Company’s third amended and restated articles of incorporation and the third amended and restated regulations are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference in their entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2011, by and among Berkshire Hathaway Inc., Ohio Merger Sub, Inc., and The Lubrizol Corporation. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of The Lubrizol Corporation filed on March 15, 2011.)

2.2	Amendment to the Agreement and Plan of Merger, dated as of June 9, 2011, by and among Berkshire Hathaway Inc., Ohio Merger Sub, Inc., and The Lubrizol Corporation, dated March 13, 2011. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of The Lubrizol Corporation filed on June 13, 2011.)

3.1	Third Amended and Restated Articles of Incorporation of The Lubrizol Corporation, adopted September 16, 2011.

3.2	Third Amended and Restated Regulations of The Lubrizol Corporation, adopted September 16, 2011.

99.1	Joint Press Release announcing the closing of the Merger, dated September 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

By:	/s/ Anthony M. Smits
Anthony M. Smits Corporate Secretary and Senior Corporate Counsel

Date: September 21, 2011

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2011, by and among Berkshire Hathaway Inc., Ohio Merger Sub, Inc., and The Lubrizol Corporation. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of The Lubrizol Corporation filed on March 15, 2011.)

2.2	Amendment to the Agreement and Plan of Merger, dated as of June 9, 2011, by and among Berkshire Hathaway Inc., Ohio Merger Sub, Inc., and The Lubrizol Corporation, dated March 13, 2011. (Incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K of The Lubrizol Corporation filed on June 13, 2011.)

3.1	Third Amended and Restated Articles of Incorporation of The Lubrizol Corporation, adopted September 16, 2011.

3.2	Third Amended and Restated Regulations of The Lubrizol Corporation, adopted September 16, 2011.

99.1	Joint Press Release announcing the closing of the Merger, dated September 16, 2011.